RIDLEY EMPLOYMENT AGREEMENT


          This Employment Agreement ("Agreement") is made and entered into by and between TEXAS IMPERIAL LIFE INSURANCE COMPANY ("Employer"), a Texas life insurance company, and RICHARD M. RIDLEY ("Employee"), an individual resident of Beaumont, Jefferson County, Texas. Employer's "parent" is American Capitol Insurance Company, Houston, Texas ("American Capitol" or "Parent"), and there are other companies, and may be other companies in the future, that are related to Employer by virtue of common ownership ("affiliates").

          1. Employment. Employer hereby employs Employee to perform the duties and render the services hereinafter set forth and Employee hereby accepts said employment and agrees to perform and render said duties and services faithfully and diligently, all upon the terms and conditions and for the term hereinafter set forth.

          2. Duties. During the term of this Agreement, Employee will, during customary working hours, devote his full time and attention and give his best efforts and skill exclusively to the business, progress, success, profit, advantage, benefit and interests of Employer and its parent, subsidiary and/or affiliated corporations in the capacity of Vice-President, Director of Marketing of Employer, and shall diligently perform such tasks and services that are in keeping with the job description attached hereto as Exhibit A, or other reasonable duties as may be assigned to Employee from time to time, all of which duties, tasks, and/or services shall be such as are within the scope of the position for which he is employed as indicated by Exhibit A.

          3. Term. The term of Employee's employment under this Agreement is one (1) year, commencing October 1, 1996.

          4. Compensation. As compensation for all services to be rendered by Employee in any capacity hereunder, including services as a director or officer of Parent or any subsidiary or affiliate of Employer as may be properly designated or requested by Employer, Employer shall pay to Employee a gross salary in equal semimonthly installments at an annual rate of seventy-five thousand dollars ($75,000) per year. "Gross salary" as used herein shall mean the amount of salary before any deductions for social security withholding, federal income tax or cost of Employee's share of Company benefits exclusive of retirement plan payments by Employee, if any, bonuses, if any, and commissions. In addition to the salary compensation as herein provided, Employee shall be entitled to commission payments as set forth in Exhibit B attached hereto ("Employee Commissions").

          5. Expenses. In addition to his base salary as provided in paragraph 4, Employee shall be reimbursed for any and all reasonable costs and expenses incurred by Employee in performance of his services and duties as specified in this Agreement, including, but not limited to, reasonable business expenses incurred in connection with travel and entertainment. However, unless approved in advance by Employer, such expenses must be of the type and amount that are within the established practice relating to travel and entertainment expenses usually approved from time to time by Employer or Employer's parent for its executive officers and employees. These expenses shall be reimbursed to Employee, based on written requests submitted in a mutually acceptable format. Such written requests shall include receipts or other verifiable evidence of the amount and nature of the expenditure for which reimbursement is sought. The expense reimbursements shall be paid to Employee in a regular pay period no longer than 30 days following submission for reimbursement.

          6. Employee Benefit Plans. During the term of this Agreement, Employee shall have the right to participate in each of Employer's benefit plans available to employees of Employer. Parent has provided a specific written description of the current benefits for Employee and all other employees of Employer. Such specific description shall be incorporated into and made a part of this Agreement and shall be acceptable to Employee.

          7. Other Benefits. The compensation and other benefits agreed to be paid to Employee by Employer in this Agreement shall not operate in any manner as a limitation of any type upon or as a direction, express or implied, against the exercise by the Board of Directors of Employer, of its power, authority and discretion to grant bonuses or other additional direct or indirect benefits or compensation to or on behalf of Employee if, in the business judgment of such Board, such action is in the best interest of Employer.

          8.   Employee's Disability or Death.
          (a) (1) In the event Employee, during the term of this Agreement, becomes physically or mentally disabled (as hereinafter defined), Employee will be deemed to have resigned as of the commencement of such disability unless otherwise agreed to in writing by Employer and Employee, and in such event Employer shall continue to pay to Employee all amounts, except salary, that may be due from Employer to Employee.
               (2) For federal income tax purposes, all payments provided for in this section, to the extent that they do not represent disability benefits provided under an insurance policy premiums for which are paid by Employee, are intended to be taxable to Employee and deductible by the Employer.
               (3) "Disability" shall mean the inability, either mental or physical, to perform the necessary functions of the Employee's position of employment with the Employer, by reason of the illness or incapacity of Employee. Employee shall be deemed to be disabled for the purpose of this Agreement if Employer's Parent's Medical Director, after consultation with a licensed physician or physicians of Employee's choice, shall determine that Employee, whether by reason of accident, illness or mental or physical infirmity, is not able to carry on with adequate vigor and competence the duties assigned him under this Agreement. Such determination shall be binding on Employer and Employee.
          (b) Employer and Employee understand and agree that Employer may from time to time carry group disability insurance on behalf of Employee, premiums for which may be shared by Employer and Employee. Any payments made to Employee under such a disability policy shall be in addition to Employer's duty to pay any amounts that may be due to Employee as hereinabove stated.
          (c) In the event that Employee shall die during the term of this Agreement, the Agreement shall terminate as of the last day of the calendar month during which his death shall occur, and Employer shall pay to the estate of Employee all amounts due from Employer to Employee, including salary to the end of the month in which his death occurred, if such date is not the final day of such month.

          9. Termination. This Agreement may be terminated by Employer or Employee as follows:

          9.1 By Employer. Without cause, Employer may terminate this Agreement at any time upon not less than sixty (60) days advance written notice to Employee. In such event, Employee shall continue to render his services at the option of Employer up to the effective date of termination, in which case Employer shall continue to pay to Employee following the expiration of such sixty (60) day period, all amounts, except salary, that may be due from Employer to Employee. In the event Employer does not elect to terminate Employee's services during such sixty
     (60) day period, or a portion thereof, and Employee fails or refuses without significant cause (such as disability) to render such services, Employer shall not be obligated to pay to Employee any further compensation, salary or otherwise.

          9.2 By Employee. Without cause, Employee may terminate this Agreement upon not less than sixty (60) days advance written notice to Employer. In such event, Employee shall continue to render his services at the option of Employer up to the effective date of termination, in which case Employer shall continue to pay to Employee following the expiration of such sixty (60) day period all amounts, except salary, that may be due from Employer to Employee. In the event Employer does not elect to terminate Employee's services during such sixty (60) day period, or a portion thereof, and Employee fails or refuses without significant cause (such as disability) to render such services, Employer shall not be obligated to pay to Employee any further compensation, salary or otherwise.

          9.3 By Employer. "For cause," Employer may terminate this Agreement by providing Employee written notice to that effect and this Agreement and Employee's employment hereunder shall terminate immediately upon receipt of such notice by Employee as herein provided. If termination is "for cause," Employee will not be entitled to any further salary or compensation or benefits of any kind following the date of such termination. "For cause" shall mean conviction of a crime involving moral turpitude or willful misconduct or a substantial neglect of duties which in the judgement of the Employer's Board of Directors adversely affects the Employer and/or its affiliates. "For cause" shall also mean any occurrence or event which constitutes a breach of this Agreement by Employee or Employee's failure to continue to render his services to Employer as required under this Agreement.

          9.4 Resignation from Board. Employee understands and agrees that upon submitting or receiving notice of termination of his employment with Employer as provided herein, and if Employee is a member of the Board of Directors of Employer or any of its affiliates at such time, he shall immediately submit in writing to Employer his resignation as a member of such Board of Directors.

          10. Disclosure of Information. Employee recognizes and acknowledges that he will have possession of and/or access to certain confidential information and data of the Employer and/or its affiliates, and that such information and data constitutes valuable, special and unique property of the Employer whether accumulated or obtained by Employee or otherwise. Employee will not, during or after the term of this Agreement, without the prior approval of Employer, voluntarily disclose any such confidential information or data to any person or firm, corporation, association or other person or entity, or use such confidential information or data for any reason or purpose, otherwise than for the benefit of Employer or its affiliates. As used herein, "confidential information and data" means information disclosed to, or accumulated or obtained by, Employee or known by Employee as a consequence of or through his employment by the Employer or its affiliates, not generally known in the life and health insurance industry in which the Employer is engaged, about the products, processes, systems and services of Employer and its affiliates, including, but not limited to, computer programs and software, identities of and information concerning companies or blocks of business that may be available for acquisition, lists of policyholders and reinsurers, lists of agents and information pertaining to their sales activities, sales volume and/or commission levels, sales or marketing information pertaining to funeral homes, copies of insurance policies and reinsurance agreements, information contained in accounting or actuarial studies or reports performed by or at the request of Employer and its affiliates, and internal documents relating to policies, procedures, methods or positions. Upon termination of his employment with the Employer, all documents, records, lists, notebooks, and similar collections or compilations of such confidential information or data, including all copies thereof, then in Employee's possession or in the possession of third parties under the control of Employee, whether prepared by him or others, will be delivered to the Employer by Employee. The obligations of this Section shall not apply to confidential information and data that: (i) at the time of Employee's employment by Employer was in the public domain; (ii) is or becomes generally available in the public domain other than pursuant to a breach by Employee of his obligations under this Section; or (iii) Employee can show was acquired, or is acquired after the date of this Agreement, from a third party (other than from a third party at the Employer's request) and such third party did not obtain such confidential information and data from any Employee of Employer subject to or in violation of obligations similar to those set forth in this Section.

          11. No Compete. In the event of termination of this Agreement by either the Employer or Employee, Employee agrees that he will not, directly or indirectly, participate in, assist in any way, or solicit, the rewriting of any insurance policies or annuities issued by Employer to insureds as of the date of termination. Employee agrees that, for a period of eighteen months following the date of termination of this Agreement, he shall not, directly or indirectly, for his own benefit or for the benefit of any other person or entity, negotiate with, recruit or hire, or attempt to negotiate with, recruit or hire, any of the Agents (as herein defined) of Employer or its affiliates who are Agents of Employer or its affiliates within the four months immediately preceding the date of termination of this Agreement, and shall not interfere with Employer's business relationship with said Agents. An "Agent" is any insurance agent appointed by Employer to act as such on Employer's behalf but shall not include any employee of a funeral home or funeral home affiliate, and such employees shall be included herein in the definition of "Protected Funeral Home." A "Protected Funeral Home" shall be any one of the funeral homes designated by Employer on a list of funeral homes provided to Employee which in the aggregate account for sixty-five percent (65%) of all insurance policies sold by employees of such funeral homes for Employer during the six months (or twelve months, as elected by Employer at the time of creating the list) immediately preceding the date of termination of this Agreement. Employee agrees that, for a period of eighteen months following the date of termination of this Agreement, he shall not, directly or indirectly, for his own benefit or the benefit of any other person or entity, negotiate with, recruit or hire, or attempt to negotiate with, recruit or hire any employees of a Protected Funeral Home, and shall not interfere with Employer's business relationship with any such Protected Funeral Home.

          12. Other Employment. During the term of this Agreement, Employee shall not, without the prior written approval of Employer, seek out, engage in, negotiate for or accept any employment, commercial activity or enterprise or gainful occupation with any other employer, person or entity. Employee shall report to Employer in writing any offer of employment or proposal that Employee enter into negotiations leading to an offer of employment received by Employee from any other party, such written report to be delivered within five (5) days from the receipt of any such offer or proposal. Notwithstanding anything to the contrary herein contained, at any time following ten (10) months from the effective date of this Agreement, or at any time after Employee gives notice to Employer of termination of this Agreement pursuant to Section 9.2, Employee may seek out, negotiate for and accept employment or gainful occupation with any other employer, person or entity.

          13. Other Permissible Activities. Notwithstanding any provision herein contained, Employee shall not be prohibited from engaging in non-profit, charitable or community activities, investing or trading in stocks or bonds or other forms of passive investment for Employee's account or family account, or engage in other business activities unrelated to the sale of preneed funeral contracts funded by life insurance, so long as such activities do not involve the management and/or ownership of a business enterprise, are of a passive nature only (such as the management of an investment portfolio), do not require a significant amount of time, and do not materially interfere with Employee's performance hereunder.

          14.  Miscellaneous.

               14.1 Notices. Any notices made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally (including overnight delivery service) or by facsimile transmission to the party to whom notice is give, or on the third day after mailing if mailed to the party to whom notice is to be given by certified mail, return receipt requested, and properly addressed as follows:

          If to Employer:

                         American Capitol Insurance Company
                                   P. O. Box 42814
                                Houston, Texas 77242

                     Attention:  President

                                        -or-

                         American Capitol Insurance Company
                               10555 Richmond Avenue
                                Houston, Texas 77042

                     Attention:  President

                                 FAX:  713-953-7920

          If to Employee:

                                  Richard M. Ridley

                        Texas Imperial Life Insurance Company
                                   P. O. Box 7070
                             Beaumont, Texas 77726-1700

                                        -or-

                                  Richard M. Ridley

                        Texas Imperial Life Insurance Company
                                 4335 Laurel Avenue
                               Beaumont, Texas 77707

                                 FAX:  409-899-1444

          Any party to this Agreement may change the address to which notice is to be delivered under this Section by delivering written notice to that effect to the other party in accordance with this Section. Any document delivered via facsimile transmission shall be treated as though it is an original for all purposes.

               14.2 Amendments. This Agreement and any attachments incorporated by reference constitute the entire agreement between the parties and may not be amended, supplemented, waived, or terminated except by written instrument executed by the parties. This Agreement supersedes all other agreements on this subject, written or oral, contemporaneous or prior.

               14.3 Waiver. No waiver of any provision of this Agreement shall be effective unless in writing signed by the party making such waiver and no such waiver shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

               14.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Notwithstanding anything herein to the contrary, this Agreement is not assignable by Employee.

               14.5 Governing Law. The validity, construction, and enforcement of this Agreement shall be governed by the laws of the State of Texas. In the event of a dispute concerning this Agreement, the parties agree that venue lies in a court of competent jurisdiction in Harris County, Texas.

               14.6 Severability. If any provision of this Agreement is declared unenforceable by a court of last resort, such declaration shall not effect the validity of any other provisions of this Agreement.

               14.7 Construction. The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

               14.8 Time for Performance. If the time for performance of any obligation set forth in this Agreement falls on a Saturday, Sunday, or legal holiday, compliance with such obligation on the next business day following such Saturday, Sunday or legal holiday shall be deemed acceptable.

               14.9 Counterparts. This Agreement may be executed in multiple and/or separate counterparts, each of which shall be deemed an original but all of which shall be deemed one instrument.

               14.10 Authorization. The making and performance by Employer of this Agreement have been duly authorized by all necessary corporate actions of Employer, and the undersigned representative of Employer is fully empowered and authorized to execute this Agreement on its behalf.

          This Agreement is executed to be effective as of October 1, 1996.

                                   EMPLOYER:

                                   TEXAS IMPERIAL LIFE INSURANCE COMPANY


                                   By:  /s/John D.Cornett, President

                                   EMPLOYEE:


                                   /s/Richard M. Ridley